Filed pursuant to Rule 424(b)(3)
File No. 333-278966

BLACKSTONE PRIVATE CREDIT FUND

SUPPLEMENT NO. 2 DATED JULY 24, 2026

TO THE PROSPECTUS DATED MAY 1, 2026

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Blackstone Private Credit Fund (“we,” “our” or the “Fund”), dated May 1, 2026 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is to update the Prospectus.

Updates to Prospectus

On June 15, 2026, Katherine Rubenstein departed her role as the Fund’s Chief Operating Officer. On July 20, 2026, Jonathan Bock departed his role as the Fund’s Co-Chief Executive Officer. Accordingly, as of such date, all references to Ms. Rubenstein as the “Chief Operating Officer” of the Fund and Mr. Bock as the “Co-Chief Executive Officer” of the Fund are hereby removed. All references to Brad Marshall’s title as “Co-Chief Executive Officer” are replaced with “Chief Executive Officer.”